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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 of eBay Inc. and to the incorporation by reference of our report dated June 11, 2001 with respect to the consolidated financial statements of iBazar S.A. at December 31, 2000 and 1999, and for the years then ended, which appear in exhibit 99.1 of Form 8-K/A, File No. 000-24821, dated June 15, 2001.

Paris, France                            /s/ Ernst & Young Audit
September 4, 2001

                                         Represented by
                                         Emmanuel Picard